AMENDED AND RESTATED
                             THIRD PARTY FEEDER FUND
                                    AGREEMENT
                                      AMONG
                                  E*TRADE FUNDS
                            E*TRADE SECURITIES, INC.
                                       AND
                           MASTER INVESTMENT PORTFOLIO



                                   dated as of
                                October 22, 1999

                                TABLE OF CONTENTS

ARTICLE I.         REPRESENTATIONS AND WARRANTIES....................1
         1.1       Company...........................................1
         1.2       MIP...............................................2
         1.3       Distributor.......................................3

ARTICLE II.        COVENANTS.........................................4
         2.1       Company...........................................4
         2.2       MIP...............................................5
         2.3       Reasonable Actions................................7

ARTICLE III.       INDEMNIFICATION...................................8
         3.1       Funds.............................................8
         3.2       Distributor.......................................9
         3.3       MIP..............................................11

ARTICLE IV.        ADDITIONAL AGREEMENTS............................12
         4.1       Access to Information............................12
         4.2       Confidentiality..................................12
         4.3       Obligations of Company and MIP ..................13

ARTICLE V.         TERMINATION, AMENDMENT...........................13
         5.1       Termination......................................13
         5.2       Amendment........................................13

ARTICLE VI.        GENERAL PROVISIONS...............................13
         6.1       Expenses.........................................14
         6.2       Headings.........................................14
         6.3       Entire Agreement.................................14
         6.4       Successors.......................................14
         6.5       Governing Law....................................14
         6.6       Counterparts.....................................14
         6.7       Third Parties....................................14
         6.8       Notices..........................................14
         6.9       Interpretation...................................15
         6.10      Operation of Funds...............................15
         6.11      Relationship of Parties; No Joint Venture, Etc. .15
         6.12      Use of Name......................................15

Signatures         .................................................16
Schedule A         .................................................17
Schedule B         .................................................18

                                    AGREEMENT

     THIS AMENDED AND RESTATED THIRD PARTY FEEDER FUND AGREEMENT (the "Agreement") is made and entered into as of the 22nd day of October, 1999, by and among E* TRADE Funds, a Delaware business trust (the"Company"), for itself and on behalf of those series set forth on Schedule A (the "Funds"), E*TRADE Securities, Inc. (the "Distributor"), a California corporation, and Master Investment Portfolio ("MIP"), a Delaware business trust, for itself and on behalf of those series set forth on Schedule B ("the Portfolios"). This Agreement supersedes the Third Party Feeder Fund Agreement entered into by and among the parties on February 3, 1999, and the Third Party Feeder Fund Agreement entered into by and among the parties on August 12, 1999.

                                   WITNESSETH

     WHEREAS, Company and MIP are each registered under the Investment Company Act of 1940 (the"1940 Act") as open-end management investment companies;

     WHEREAS, each Fund and its corresponding Portfolio have the same investment objective and substantially the same investment policies;

     WHEREAS,   each  Fund  desires  to  invest  on  an  ongoing  basis  all  or substantially all of its investable assets (the "Assets") in exchange for a beneficial interest in the corresponding Portfolio (the "Investments") on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

         1.1      Company.  Company represents and warrants to MIP that:

     (a) Organization. Company is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Funds are duly and validly designated series of Company. Company and each of the Funds has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.

     (b) Authorization of Agreement. The execution and delivery of this Agreement by Company on behalf of the Funds and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of Company's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Funds, or the performance by the Funds of their obligations hereunder. This Agreement when executed and delivered by Company on behalf of the Funds shall constitute a legal, valid and binding obligation of Company, enforceable against the Funds in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity. No meeting of, or consent by, shareholders of the Funds is necessary to approve or implement the Investments.

     (c) 1940 Act Registration. Company is duly registered under the 1940 Act as an open-end management investment company, and such registration is in full force and effect.

     (d) SEC Filings. Company has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act, and the rules and regulations thereunder, (collectively, the "Securities Laws") in connection with the registration of the Funds' shares, any meetings of its shareholders and its registration as an investment company. All SEC Filings relating to the Funds were prepared to comply in all material respects in accordance with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) Fund Assets. The Funds currently intend on an ongoing basis to invest their Assets solely in the corresponding Portfolio, although it reserves the right to invest Assets in other securities and other assets and/or to redeem any or all units of a corresponding Portfolio at any time without notice.

     (f) Registration Statement. Company has reviewed MIP's and each Portfolio's registration statement on Form N-lA, as filed with the SEC.

     (g) Insurance. The Funds have in force an errors and omissions liability insurance policy insuring each Fund against loss up to $2.5 million for negligence or wrongful acts.

         1.2      MIP.  MIP represents and warrants to Company that:

     (a) Organization. MIP is a trust duly organized, validly existing and in good standing under the laws of the State of Delaware and the Portfolios are duly and validly designated series of MIP. MIP and each of the Portfolios has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

     (b) Authorization of Agreement. The execution and delivery of this Agreement by MIP on behalf of the Portfolios and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of MIP's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Portfolios, or the performance by the Portfolios of their obligations hereunder and the consummation by the Portfolios of the transactions contemplated hereby. This Agreement when executed and delivered by MIP on behalf of the Portfolios shall constitute a legal, valid and binding obligation of MIP and the Portfolios, enforceable against MIP and the Portfolios in accordance with its terms. No meeting of, or consent by, interestholders of the Portfolios is necessary to approve the issuance of the Interests (as defined below) to the Funds.

     (c) Issuance of Beneficial Interest. The issuance by MIP of beneficial interests in the Portfolios ("Interests") in exchange for the Investments by the Funds of their Assets has been duly authorized by all necessary action on the part of the Board of Trustees of MIP. When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non-assessable.

     (d) 1940 Act Registration. MIP is duly registered as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

     (e) SEC Filings; Securities Exemptions. MIP has duly filed all SEC Filings, as defined herein, relating to the Portfolios required to be filed with the SEC under the Securities Laws. Interests in the Portfolios are not required to be registered under the 1933 Act, because such Interests are offered solely in private placement transactions which do not involve any"public offering" within the meaning of Section 4(2) of the 1933 Act. In addition, Interests in the Portfolios are either noticed or qualified for sale or exempt from notice or qualification requirements under applicable securities laws in those states or jurisdictions in which Interests are offered and sold. All SEC Filings relating to the Portfolios comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (f) Tax Status. Each Portfolio is taxable as a partnership for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

     (g) Taxable and Fiscal Year. The taxable and fiscal year end of each Portfolio is currently December 31st.

     (h) Insurance. MIP has in force an errors and omissions liability insurance policy insuring each Portfolio against loss up to $5.0 million for negligence and wrongful acts.

     1.3 Distributor. Distributor represents and warrants to MIP that the execution and delivery of this Agreement by Distributor have been duly authorized by all necessary action on the part of Distributor and no other action or proceeding is necessary for the execution and delivery of this Agreement by Distributor, or the performance by Distributor of its obligations hereunder. This Agreement when executed and delivered by Distributor shall constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

                                   ARTICLE II

                                    COVENANTS

         2.1      Company.  Company covenants that:

     (a) Advance Review of Certain Documents. Company will furnish MIP at least ten (10) business days prior to the earlier of filing or first use, with drafts of each Fund's registration statement on Form N-lA and any amendments thereto, and also will furnish MIP at least three (3) business days' prior to the earlier of filing or first use, with drafts of any prospectus or statement of additional information supplements. In addition, Company will furnish or will cause to be furnished to MIP at least two (2) business days prior to the earlier of filing or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to MIP or the Portfolios and that was not previously approved by MIP. Company agrees that it will include in all such Fund documents any disclosures that may be required by law, and that it will incorporate in all such Fund documents any material and reasonable comments made by MIP. MIP will not, however, in any way be liable to Company for any errors or omissions in such documents, whether or not MIP makes any objection thereto, except to the extent such errors or omissions result from information provided in each Portfolio's 1940 Act registration statement or otherwise provided by MIP for inclusion therein. In addition, neither the Funds nor Distributor will make any other written or oral representations about MIP or the Portfolios other than those contained in such documents without MIP's prior written consent.

     (b) SEC and Blue Sky Filings. Company will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with the registration of the Funds' shares, any meetings of its shareholders, and its registration as a series of an investment company. Company will file such similar or other documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of a Fund are or will be noticed for sale ("State Filings"). Each Fund's SEC Filings will be prepared in all material respects in accordance with the requirements of the applicable Securities Laws, and, insofar as they relate to information other than that supplied or required to be supplied by MIP, will not, at the time they are filed or used to offer a Fund's shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Fund's State Filings will be prepared in accordance with the requirements of applicable state and federal laws and the rules and regulations thereunder.

     (c) 1940 Act Registration. Company will be duly registered as an open-end management investment company under the 1940 Act.

     (d) Tax Status. The Funds will qualify for treatment as regulated investment companies under Subchapter M of the Code for any taxable year during which this Agreement continues in effect except to the extent a failure to so qualify may result from any action or omission of the Portfolio or MIP.

     (e) Fiscal Year. The Funds shall take appropriate action to adopt and maintain the same fiscal year end as their corresponding Portfolio (currently the last day of December).

     (f) Proxy Voting. If requested to vote on matters pertaining to MIP or the Portfolios, the Funds will vote such shares in accordance with applicable law or exemption therefrom.

     (g) Compliance with Laws. Company shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

     (h) Year 2000 Readiness. Company shall use its best efforts to ensure the readiness of its computer systems, or those used by it in the performance of its duties, to properly process information and data from and after January 1, 2000. Company shall promptly notify MIP of any significant problems that arise in connection with such readiness.

         2.2      MIP.  MIP covenants that:

     (a) Signature Pages. MIP shall promptly provide all required signature pages to Company for inclusion in any SEC Filings of Company, provided Company is in material compliance with its covenants and other obligations under this Agreement at the time such signature pages are provided and included in the SEC Filing. Company and Distributor acknowledge and agree that the provision of such signature pages does not constitute a representation by MIP, its Trustees or Officers, that such SEC Filing complies with the requirements of the applicable Securities Laws, or that such SEC Filing does not contain any untrue statement of a material fact or does not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to information provided by MIP for inclusion in such SEC Filing or for use by Company in preparing such filing, which shall in any event include any written information obtained from MIP's current registration statement on Form N-1A.

     (b) Redemption. Except as otherwise provided in this Section 2.2(b), redemptions of Interests owned by the Funds will be effected pursuant to Section 2.2(c). In the event a Fund desires to withdraw its entire Investment from its corresponding Portfolio, either by submitting a redemption request or by terminating this Agreement in accordance with Section 5.1 hereof, the Portfolio, unless otherwise agreed to by the parties, and in all cases subject to Sections 17 and 18 of the 1940 Act and the rules and regulations thereunder, will effect such redemption "in kind" and in such a manner that the securities delivered to the corresponding Fund or its custodian for the account of the Fund mirror, as closely as practicable, the composition of the corresponding Portfolio immediately prior to such redemption. Each Portfolio further agrees that, to the extent legally possible, it will not take or cause to be taken any action without Company's prior approval that would cause the withdrawal of the corresponding Fund's Investments to be treated as a taxable event to the Fund. Each Portfolio further agrees to conduct its activities in accordance with all applicable requirements of Regulation 1.731-2(e) under the Code or any successor regulation.

     (c) Ordinary Course Redemptions. Each Portfolio will effect redemptions of Interests in accordance with the provisions of the 1940 Act and the rules and regulations thereunder, including, without limitation, Section 17 thereof. All redemption requests other than a withdrawal of the corresponding Fund's entire Investment in the corresponding Portfolio under Section 2.2(b) or, at the sole discretion of MIP, a withdrawal (or series of withdrawals over any three (3) consecutive business days) of an amount that exceeds 10% of the Portfolio's net asset value, will be effected in cash at the next determined net asset value after the redemption request is received. Each Portfolio will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by the corresponding Fund and if such next business day settlement is not practicable, will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act.

     (d) SEC Filings. MIP will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with any meetings of each Portfolio's investors and its registration as an investment company and will provide copies of all such definitive filings to Company. The Portfolios' SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) 1940 Act Registration. MIP will remain duly registered as an open-end management investment company under the 1940 Act.

     (f) Tax Status. Based upon applicable IRS interpretations and rulings and Treasury Regulations, each Portfolio will continue to be treated as a partnership for federal income tax purposes. Each Portfolio will continue to satisfy (i) the income test imposed on regulated investment companies under
Section 851(b)(2) of the Code and (ii) the diversification test imposed on regulated investment companies under Section 851(b)(3) of the Code as if such Sections applied to it for so long as this Agreement continues in effect. MIP agrees to forward to Company prior to the Fund's initial Investment a copy of its opinion of counsel or private letter ruling relating to the tax status of its corresponding Portfolio and agrees that Company and the Funds may rely upon such opinion or ruling during the term of this Agreement.

     (g) Securities Exemptions. Interests in each Portfolio have been and will continue to be offered and sold solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act or require registration or notification under any state law.

     (h) Advance Notice of Certain Changes. MIP shall provide Company with at least one hundred twenty (120) days' advance notice, or such lesser time as may be agreed to by the parties, of any change in a Portfolio's investment objective, and at least sixty (60) days' advance notice, or if MIP has knowledge or should have knowledge that one of the following changes is likely to occur more than sixty (60) days in advance of such event, notice shall be provided as soon as reasonably possible after MIP obtains or should have obtained such knowledge, of any material change in a Portfolio's investment policies or activities, any material increase in a Portfolio's fees or expenses, or any change in a Portfolio's fiscal year or time for calculating net asset value for purposes of Rule 22c-1.

     (i) Compliance with Laws. MIP shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

     (j) Proxy Costs. If and to the extent that: (i) MIP submits a matter to a vote of a Portfolio's Interestholders; (ii) each Fund determines that it is necessary or appropriate to solicit proxies from its shareholders in order to vote its Interests; and (iii) MIP agrees to assume the costs associated with soliciting proxies from the shareholders of any other feeder fund that invest substantially all of its investable assets in a corresponding Portfolio, then MIP shall assume the costs associated with soliciting proxies from the shareholders of a Fund.

     (k) Year 2000 Readiness. MIP shall use its best efforts to ensure the readiness of its computer systems, or those used by it in the performance of its duties, to properly process information and data from and after January 1, 2000. MIP shall promptly notify Company of any significant problems that arise in connection with such readiness.

     2.3 Reasonable Actions. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.

                                   ARTICLE III

                                 INDEMNIFICATION

         3.1      Funds

     (a) The Funds each agree to indemnify and hold harmless MIP, each Portfolio and each Portfolio's investment adviser, and any director/trustee, officer, employee or agent of MIP, a Portfolio or a Portfolio's investment adviser (in this Section 3.1 and 3.2, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:

     (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Company or by any of its trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to a Fund; or

     (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature used by the Distributor, prospectus, registration statement, or any other SEC Filing relating to Company, or any amendments or supplements to the foregoing (in this Section 3.1 and 3.2, collectively "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with MIP's registration statement on Form N-1A and other written information furnished by MIP to a Fund or by any service provider of MIP for use therein or for use by a Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

     provided,   however,   that  in  no  case   shall  a  Fund  be  liable  for
indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Company in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Company of such claim shall not relieve Company from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

     (b) Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Company elects to assume the defense, such defense shall be conducted by counsel chosen by the Company, as applicable. In the event Company elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Company shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Company, and any such Covered Person has been advised in a written opinion by counsel acceptable to Company in its reasonable judgment that one or more legal defenses may be available to it that may not be available to Company, in which case Company shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the reasonable fees and expenses of one counsel to such persons. For purposes of the foregoing, the parties agree that the fact that interests in a Portfolio that are not registered under the 1933 Act shall be deemed not to give rise to one or more legal or equitable defenses available to a Portfolio that are not available to Company and/or the Funds. Company shall not be required to indemnify any Covered Person for any settlement of any such claim effected without the Company's prior written consent, which consent, in each case shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Company might otherwise have to Covered Persons.

         3.2      Distributor

     (a) Distributor agrees to indemnify and hold harmless MIP, each Portfolio and each Covered Person, against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:

     (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Distributor or by any of its trustees/directors, officers, employees or agents, but only insofar as such omissions or commissions relate to a Fund; or

     (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with MIP's registration statement on Form N-1A and other written information furnished by MIP to a Fund or by any service provider of MIP for use therein or for use by a Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

     provided, however, that in no case shall the Distributor be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Distributor in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Distributor of such claim shall not relieve Distributor from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

     (b) Distributor will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor, as applicable. In the event Distributor elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless
(A) Distributor shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Distributor, and any such Covered Person has been advised in a written opinion by counsel acceptable to Distributor in its reasonable judgment that one or more legal defenses may be available to it that may not be available to Distributor, in which case Distributor shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the reasonable fees and expenses of one counsel to such persons. For purposes of the foregoing, the parties agree that the fact that interests in a Portfolio that are not registered under the 1933 Act shall be deemed not to give rise to one or more legal or equitable defenses available to a Portfolio that are not available to Distributor and/or the Funds. Distributor shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent, in each case shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Distributor might otherwise have to Covered Persons.

                  3.3      MIP.

     (a) MIP agrees to indemnify and hold harmless Company, the Funds, Distributor, and any affiliate of the Company, the Distributor and/or the Funds, and any trustee/director, officer, employee or agent of any of them (in this Section-3.3, each, a"Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b), that:

     (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by MIP, or any of its trustees, officers, employees or agents; or

     (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, registration statement or any other SEC Filing relating to a Portfolio, or any amendments or supplements to the foregoing (in this Section-3.3, collectively, the "Offering Documents") relating to a Portfolio, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; or

     (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents relating to Company or the Funds or relating to the Distributor or any of their affiliates or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to a Fund by MIP for use therein or for use by a Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A.

     provided, however, that in no case shall MIP be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified MIP in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Without limiting the generality of the foregoing, a Portfolio's indemnity to Covered Persons shall include all relevant liabilities of Covered Persons under the Securities Laws, as if the Offering Documents constitute a "prospectus" within the meaning of the 1933 Act, and MIP had registered its interests under the 1933 Act pursuant to a registration statement meeting the requirements of the 1933 Act. Failure to notify MIP of such claim shall not relieve MIP from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

     (b) MIP will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if MIP elects to assume the defense, such defense shall be conducted by counsel chosen by MIP. In the event MIP elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) MIP shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and MIP, and any such Covered Person has been advised in a written opinion by counsel acceptable to MIP in its reasonable judgment that one or more legal defenses may be available to it that may not be available to MIP, in which case MIP shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons. MIP shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that MIP might otherwise have to Covered Persons.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

     4.1 Access to Information. Throughout the life of this Agreement, Company and MIP shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

     4.2 Confidentiality. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, a Fund's or a Portfolio's respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances. Each party hereto acknowledges that the provisions of this Section 4.2 shall not prevent Company or MIP from filing a copy of this Agreement as an exhibit to a registration statement on Form N-1A as it relates to a Fund or a Portfolio, respectively, and that such disclosure by Company or MIP shall not require any additional consent from the other parties.

     4.3 Obligations of Company and MIP. MIP agrees that the financial obligations of Company under this Agreement shall be binding only upon the assets of the Funds. MIP shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Company or the Funds and in no case shall MIP or any covered person have recourse to the assets of any series of the Company other than the Funds. With respect to any obligation of the Company on behalf of any Funds arising out of this Agreement, MIP and its Portfolios shall look for payment or satisfaction of such obligation solely to the assets of the Fund to which such obligation relates as though MIP and its Portfolios had separately contracted with the Company by separate written instrument with respect to each Fund. Company agrees that the financial obligations of MIP under this Agreement shall be binding only upon the assets of the Portfolios and that, except to the extent liability may be imposed under relevant Securities Laws, Company shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of MIP or other classes or series of MIP. With respect to any obligation of MIP on behalf of the Portfolios arising out of this Agreement, Company and the Funds shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though Company and the Funds had separately contracted with MIP by separate written instrument with respect to each Portfolio.

                                    ARTICLE V

                             TERMINATION, AMENDMENT

     5.1 Termination. This Agreement may be terminated at any time by the mutual agreement in writing of all parties, or by any party on one hundred and eighty
(180)days' advance written notice to the other parties hereto; provided, however, that nothing in this Agreement shall limit Company's right to redeem all or a portion of its units of a Portfolio in accordance with the 1940 Act and the rules thereunder. The provisions of Article III and Sections 4.2 and 4.3 shall survive any termination of this Agreement.

     5.2 Termination with respect to each Fund. Pursuant to Section-5.1 above, this Agreement may be terminated by the Company on 180 days advance written notice with respect to one or more specific Funds without terminating with respect to the other Funds.

     5.3 Amendment. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1 Expenses. All costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.

     6.2 Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.3 Entire Agreement. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein. This Agreement may be amended only in writing signed by all parties.

     6.4 Successors. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.

     6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof; provided, however, that in the event of any conflict between the 1940 Act and the laws of California, the 1940 Act shall govern.

     6.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

     6.7 Third Parties. Except as expressly provided in Article III, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     6.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:


                  If to the Funds:

                  Joe Van Remortel, Vice President
                  E*TRADE Funds, c/o E*TRADE Asset Management
                  4500 Bohannon Drive
                  Menlo Park, CA  94025

                  If to Distributor:

                  E*TRADE Securities, Inc.
                  4500 Bohannon Drive
                  Menlo Park, CA  94025
                  Attn:  Brian Murray

                  If to MIP:

                  Chief Operating Officer
                  Master Investment Portfolio
                  c/o Stephens Inc.
                  111 Center Street
                  Little Rock, AR  72201

     6.9 Interpretation. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms' length agreements.

     6.10 Operation of Funds. Except as otherwise provided herein, this Agreement shall not limit the authority of the Funds, Company or Distributor to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of their shares.

     6.11 Relationship of Parties; No Joint Venture, Etc. It is understood and agreed that neither Company nor Distributor shall hold itself out as an agent of MIP with the authority to bind such party, nor shall MIP hold itself out as an agent of Company or Distributor with the authority to bind such party.

     6.12 Use of Name. Except as otherwise provided herein or required by law (e.g., in Company's Registration Statement on Form N-1A), neither Company, the Funds nor Distributor shall describe or refer to the name of MIP, the Portfolios or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of MIP, nor shall MIP describe or refer to the name of Company, the Funds or Distributor or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Company, the Funds or Distributor, as the case may be. In no case shall any such consents be unreasonably withheld or delayed. In addition, the party required to give its consent shall have at least three (3) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.

                  [Remainder of Page left intentionally blank]


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

E* TRADE Funds
on behalf of itself and each
Fund set forth on Schedule A


By:
Name: Joseph N. Van Remortel
Title: Vice President


E*TRADE Securities, Inc.


By:
Name: Brian Murray
Title: Vice President


MASTER INVESTMENT PORTFOLIO,
on behalf of itself and each
Master Portfolio set forth on Schedule B


By:
Name: Richard H. Blank, Jr.
Title: Chief Operating Officer

                                   SCHEDULE A

                                  E*TRADE FUNDS

                             E*TRADE Bond Index Fund
                       E*TRADE Extended Market Index Fund
                        E*TRADE International Index Fund
                           E*TRADE S&P 500 Index Fund



Approved: October 22, 1999

                                   SCHEDULE B

                          MASTER INVESTMENT PORTFOLIOS

                           Bond Index Master Portfolio
                         Extended Index Master Portfolio
                      International Index Master Portfolio
                         S&P 500 Index Master Portfolio


Approved: October 22, 1999